Exhibit 99.1
May 24, 2017
For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Colleen Penhall
	704-758-2033	704-758-2958
	tiffany.l.mason@lowes.com	colleen.b.penhall@lowes.com

LOWE’S REPORTS FIRST QUARTER SALES AND EARNINGS RESULTS
-- Diluted Earnings Per Share of $0.70 --
-- Adjusted Diluted Earnings Per Share1 of $1.03 --
-- Reaffirms Operating Outlook for Fiscal 2017 --

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $602 million and diluted earnings per share of $0.70 for the quarter ended May 5, 2017, compared to net earnings of $884 million and diluted earnings per share of $0.98 in the first quarter of 2016.

The first quarter results included a $464 million pre-tax loss on extinguishment of debt in connection with the company’s previously announced $1.6 billion cash tender offer.

Excluding the loss on extinguishment of debt, adjusted diluted earnings per share1 increased 18.4 percent to $1.03 from adjusted diluted earnings per share1 of $0.87 in the first quarter of 2016.

Sales for the first quarter increased 10.7 percent to $16.9 billion from $15.2 billion in the first quarter of 2016, and comparable sales increased 1.9 percent. Comparable sales for the U.S. business increased 2.0 percent.

“A solid macroeconomic backdrop, combined with our project expertise, drove above average performance in indoor projects. We also continued to advance our sales to Pro customers, delivering another quarter of comparable sales growth well above the company average,” commented Robert A. Niblock, Lowe’s chairman, president and CEO.

“Our employees are the foundation of our business and I would like to thank them for their hard work and commitment to anticipating and serving customer needs,” Niblock added.

Delivering on its commitment to return excess cash to shareholders, the company repurchased $1.2 billion of stock under its share repurchase program and paid $304 million in dividends in the first quarter.

As of May 5, 2017, Lowe’s operated 2,137 home improvement and hardware stores in the United States, Canada and Mexico representing 213.8 million square feet of retail selling space.

A conference call to discuss first quarter 2017 operating results is scheduled for today (Wednesday, May 24) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s First Quarter 2017 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until August 22, 2017.

[1]
Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook
The company reaffirms its operating outlook for Fiscal Year 2017; however, diluted earnings per share have been updated to reflect the loss on extinguishment of debt and resulting lower interest expense.

Fiscal Year 2017 -- a 52-week Year (comparisons to fiscal year 2016 -- a 53-week year; based on U.S. GAAP)

•	Total sales are expected to increase approximately 5 percent

•	Comparable sales are expected to increase approximately 3.5 percent

•	The company expects to add approximately 35 home improvement and hardware stores.

•	Operating income as a percentage of sales (operating margin) is expected to increase approximately 120 basis points.[2]

•	The effective income tax rate is expected to be approximately 37.8%.

•	Diluted earnings per share of approximately $4.30 are expected for the fiscal year ending February 2, 2018; reflective of the loss on extinguishment of debt and resulting lower interest expense.

[2]
Includes the 12 basis points benefit of the net gain on the settlement of the foreign currency hedge entered into in advance of the company’s acquisition of RONA (1Q 2016 and 2Q 2016), the 44 basis points impact of the non-cash charge associated with the joint venture with Woolworths in Australia (3Q2016), the 15 basis points impact of project write-offs that were a part of the ongoing review of the company’s strategic initiatives (3Q2016), the 12 basis points impact of goodwill and long-lived asset impairment charges associated with the company’s Orchard Supply Hardware operations (3Q2016), as well as the 13 basis points impact of severance-related costs associated with the company’s productivity efforts (4Q 2016).

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity” and similar expressions are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, Lowe’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions by Lowe’s and the expected impact of such transactions on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts.  Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors that can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives focused on omni-channel sales and marketing presence and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our traditional operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches, ransomware and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; (ix) positively and effectively manage our public image and reputation and respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales; and (x) effectively manage our relationships with selected suppliers of brand name products and key vendors and service providers, including third party installers. In addition, we could experience impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities. With respect to acquisitions, potential risks include the effect of such transactions on Lowe’s and the target company’s strategic relationships, operating results and businesses generally; our ability to integrate personnel, labor models, financial, IT and others systems successfully; disruption of our ongoing business and distraction of management; hiring additional management and other critical personnel; increasing the scope, geographic diversity and complexity of our operations; significant integration costs or unknown liabilities; and failure to realize the expected benefits of the transaction. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

Lowe’s Companies, Inc.
Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 17 million customers a week in the United States, Canada and Mexico. With fiscal year 2016 sales of $65.0 billion, Lowe’s and its related businesses operate or service more than 2,370 home improvement and hardware stores and employ over 290,000 people. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

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Lowe’s Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended
	May 5, 2017		April 29, 2016
Current Earnings	Amount	% Sales	Amount	% Sales
Net sales	$16,860	100.00	$15,234	100.00
Cost of sales	11,060	65.60	9,897	64.96
Gross margin	5,800	34.40	5,337	35.04
Expenses:
Selling, general and administrative	3,876	22.99	3,391	22.26
Depreciation and amortization	365	2.16	360	2.36
Operating income	1,559	9.25	1,586	10.42
Interest - net	161	0.96	156	1.03
Loss on extinguishment of debt	464	2.75	—	—
Pre-tax earnings	934	5.54	1,430	9.39
Income tax provision	332	1.97	546	3.59
Net earnings	$602	3.57	$884	5.80

Weighted average common shares outstanding - basic	857		897
Basic earnings per common share (1)	$0.70		$0.98
Weighted average common shares outstanding - diluted	858		899
Diluted earnings per common share (1)	$0.70		$0.98
Cash dividends per share	$0.35		$0.28

Retained Earnings
Balance at beginning of period	$6,241		$7,593
Net earnings	602		884
Cash dividends declared	(299)		(251)
Share repurchases	(1,198)		(1,152)
Balance at end of period	$5,346		$7,074

(1)
Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $600 million for the three months ended May 5, 2017 and $880 million for the three months ended April 29, 2016.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended
	May 5, 2017		April 29, 2016
	Amount	% Sales	Amount	% Sales
Net earnings	$602	3.57	$884	5.80
Foreign currency translation adjustments - net of tax	(1)	—	83	0.55
Other comprehensive income/(loss)	(1)	—	83	0.55
Comprehensive income	$601	3.57	$967	6.35

Lowe’s Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		May 5, 2017	April 29, 2016	February 3, 2017
Assets
Current assets:
Cash and cash equivalents		$1,963	$4,561	$558
Short-term investments		84	174	100
Merchandise inventory - net		12,254	11,055	10,458
Other current assets		975	683	884
Total current assets		15,276	16,473	12,000
Property, less accumulated depreciation		19,748	19,463	19,949
Long-term investments		477	400	366
Deferred income taxes - net		171	154	222
Goodwill		1,081	154	1,082
Other assets		759	533	789
Total assets		$37,512	$37,177	$34,408

Liabilities and equity
Current liabilities:
Short-term borrowings		$—	$—	$510
Current maturities of long-term debt		295	1,083	795
Accounts payable		9,905	8,821	6,651
Accrued compensation and employee benefits		725	615	790
Deferred revenue		1,415	1,233	1,253
Other current liabilities		2,245	2,369	1,975
Total current liabilities		14,585	14,121	11,974
Long-term debt, excluding current maturities		15,770	14,322	14,394
Deferred revenue - extended protection plans		769	726	763
Other liabilities		857	796	843
Total liabilities		31,981	29,965	27,974

Equity:
Preferred stock - $5 par value, none issued		—	—	—
Common stock - $0.50 par value;
Shares issued and outstanding
May 5, 2017	853
April 29, 2016	894
February 3, 2017	866	426	447	433
Capital in excess of par value		—	—	—
Retained earnings		5,346	7,074	6,241
Accumulated other comprehensive loss		(241)	(309)	(240)
Total equity		5,531	7,212	6,434
Total liabilities and equity		$37,512	$37,177	$34,408

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
	May 5, 2017	April 29, 2016
Cash flows from operating activities:
Net earnings	$602	$884
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	389	383
Deferred income taxes	37	52
Loss on property and other assets - net	11	11
Loss on extinguishment of debt	464	—
Loss on cost method and equity method investments	7	3
Share-based payment expense	26	25
Changes in operating assets and liabilities:
Merchandise inventory - net	(1,808)	(1,556)
Other operating assets	(64)	(186)
Accounts payable	3,291	3,169
Other operating liabilities	340	435
Net cash provided by operating activities	3,295	3,220

Cash flows from investing activities:
Purchases of investments	(153)	(310)
Proceeds from sale/maturity of investments	59	264
Capital expenditures	(202)	(208)
Proceeds from sale of property and other long-term assets	6	11
Purchases of derivative instruments	—	(103)
Other - net	(1)	(3)
Net cash used in investing activities	(291)	(349)

Cash flows from financing activities:
Net change in short-term borrowings	(511)	(44)
Net proceeds from issuance of long-term debt	2,968	3,267
Repayment of long-term debt	(2,558)	(484)
Proceeds from issuance of common stock under share-based payment plans	38	20
Cash dividend payments	(304)	(255)
Repurchase of common stock	(1,237)	(1,253)
Other - net	(1)	33
Net cash provided by (used in) financing activities	(1,605)	1,284

Effect of exchange rate changes on cash	6	1

Net increase in cash and cash equivalents	1,405	4,156
Cash and cash equivalents, beginning of period	558	405
Cash and cash equivalents, end of period	$1,963	$4,561

Lowe’s Companies, Inc.
Non-GAAP Financial Measures Reconciliation

To provide additional transparency, the company has presented the non-GAAP financial measure of adjusted earnings per share to exclude the impact of certain discrete items, as further described below, not contemplated in Lowe’s Business Outlooks for 2017 and 2016 to assist the user in understanding performance relative to that Business Outlook. The company believes this non-GAAP financial measure provides useful insight for analysts and investors in evaluating what management considers the company’s operational performance.

In the first quarter of 2016, the company recorded a $160 million unrealized gain associated with a foreign currency hedge entered into in advance of the RONA acquisition.

In the first quarter of 2017, the company recognized a $464 million loss on extinguishment of debt in connection with a $1.6 billion cash tender offer.

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the company’s diluted earnings per share as prepared in accordance with GAAP. The company’s methods of determining this non-GAAP financial measure may differ from the method used by other companies for this or similar non-GAAP financial measures. Accordingly, this non-GAAP measure may not be comparable to the measures used by other companies.

Detailed reconciliations between the company’s GAAP and non-GAAP financial results are shown below and available on the company’s website at www.lowes.com/investor.

	Three Months Ended
	(Unaudited)			(Unaudited)
	May 5, 2017			April 29, 2016
	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$0.70			$0.98
Non-GAAP adjustments - per share impacts
Loss on extinguishment of debt	0.54	(0.21)	0.33	—	—	—
Gain on foreign currency hedge	—	—	—	(0.18)	0.07	(0.11)
Adjusted diluted earnings per share			$1.03			$0.87